UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2019

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

(Title of Each Class)	(Name of Each Exchange on Which Registered)
Common Stock, $.01 par value	The New York Stock Exchange

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock $0.01 par	ENZ	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 450 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Enzo Biochem, Inc. (NYSE: ENZ) today announced that the United States Court of Appeals for the Federal Circuit (“Federal Circuit”) issued an opinion dated June 20, 2019, affirming the lower court judgments of patent invalidity for U.S. Patent Nos. 6,992,180 and 8,097,405 that were made by the United States District Court for the District of Delaware in Enzo v. Roche, Case No. 1:12-cv-00106-LPS, Enzo v. Abbott Laboratories, Case No. 1:13-cv-00225-LPS, Enzo v. Abbott Laboratories, Case No. 1:12-cv-00274-LPS, and Enzo v. Becton Dickinson, Case No. 1:12-cv-00275-LPS. The Company is considering all available options for challenging the Federal Circuit panel’s decision. The Federal Circuit panel’s decision does not concern Enzo’s U.S. Patent No. 7,064,197, claims of which have been asserted against Roche in Case No. 1:12-cv-00106-LPS and against Becton Dickinson in Case No. 1:12-cv-00275-LPS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: June 21, 2019	By: /s/ Barry W. Weiner
Barry W. Weiner
President